  Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-263753
P r o s p e c t u s   S u p p l e m e n t
to Prospectus Dated March 21, 2022
6,956,520 Shares
Civitas Resources, Inc.
Common Stock

The selling stockholder identified in this prospectus supplement is offering 6,956,520 shares of our common stock, par value $0.01 per share (our “common stock”). We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. See “Description of Capital Stock” beginning on page S-10 of this prospectus supplement for a more complete description of the shares offered hereby.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CIVI.” On May 14, 2024, the last sale price of our common stock as reported on the NYSE was $76.68 per share.

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholder at a price of $73.22 per share, which will result in $509,356,394 of proceeds to the selling stockholder before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions, in a combination of such methods of sale, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. For additional information regarding underwriting compensation, see “Underwriting.”
The selling stockholder has granted the underwriter an option to purchase up to an additional 1,043,478 shares of common stock at the price set forth above for a period of 30 days following the date of this prospectus supplement.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The shares will be ready for delivery on or about May 20, 2024.

BofA Securities
The date of this prospectus supplement is May 15, 2024.

Prospectus Supplement
Prospectus dated March 21, 2022
We have provided you only with the information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may provide to you. None of us, the selling stockholder, or the underwriter have authorized anyone to provide you with different or additional information. None of us, the selling stockholder, or the underwriter take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than our common stock. Neither we, the selling stockholder, nor the underwriter are offering to sell shares of our common stock or seeking offers to buy shares of our common stock in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may provide to you is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may provide to you and the information incorporated by reference in them, you should rely on the information in the document with the most recent date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context indicates otherwise, references in this prospectus supplement to “we,” “us,” “our,” “Civitas,” and the “Company” refer to Civitas Resources, Inc. References in this prospectus supplement to the “selling stockholder” refer to the entity identified as such under the heading “Selling Stockholder.”
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which the selling stockholder is offering and selling our common stock and important business information about us, and also adds to and updates information contained in the accompanying prospectus dated March 21, 2022, which forms a part of a registration statement on Form S-3 (File No. 333-263753), and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which, among other things, gives more general information, some of which may not apply to this offering, and which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under “Where You Can Find More Information” beginning on page S-28 of this prospectus supplement before investing in our common stock.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect the Company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.
The information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein contain various statements, including those that express belief, expectation, or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. When used in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.
Forward-looking statements include statements related to, among other things: our business strategies; reserves estimates; estimated sales volumes; the amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses; our ability to modify future capital expenditures; anticipated costs; compliance with debt covenants; our ability to fund and satisfy obligations related to ongoing operations; compliance with government regulations, including those related to climate change as well as environmental, health, and safety regulations and liabilities thereunder; our ability to achieve, reach, or otherwise meet initiatives, plans, or ambitions with respect to environmental, social, and governance matters; the adequacy of gathering systems and continuous improvement of such gathering systems; the impact from the lack of available gathering systems and processing facilities in certain areas; crude oil, natural gas, and natural gas liquids (“NGL”) prices and factors affecting the volatility of such prices; the impact of commodity prices; sufficiency of impairments; the ability to use derivative instruments to manage commodity price risk and ability to use such instruments in the future; our drilling inventory and drilling intentions; the impact of potentially disruptive technologies; our estimated revenue gains and losses; the timing and success of specific projects; our implementation of standard and long reach laterals; our intention to continue to optimize enhanced completion techniques and well design changes; stated working interest percentages; our management and technical team; outcomes and effects of litigation, claims, and disputes; our ability to replace crude oil and natural gas reserves; our ability to convert proved undeveloped reserves to producing properties within five years of their initial proved booking; our ability to pursue potential future capital management activities such as share repurchases, paying dividends on our common stock at their current level or at all, or additional mechanisms to return excess capital to our stockholders; the impact of the loss of a single customer or any purchaser of our products; the timing and ability to meet certain volume commitments related to purchase and transportation agreements; the impact of customary royalty interests, overriding royalty interests, obligations incident to operating agreements, liens for current taxes, and other industry-related constraints; our anticipated financial position, including our cash flow and liquidity; the adequacy of our insurance; plans and expectations with respect to our recent acquisitions and the anticipated impact of the recent acquisitions on our results of operations, financial position, future growth opportunities, reserve estimates, and competitive position; the results, effects, benefits, and synergies of other mergers and acquisitions; and other statements concerning our anticipated operations, economic performance, and financial condition.
We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

S-iii

Factors that could cause actual results to differ materially include, but are not limited to, the following: the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent reports we have filed or will file with the SEC; declines or volatility in the prices we receive for our crude oil, natural gas, and NGL; general economic conditions, whether internationally, nationally, or in the regional and local market areas in which we do business, including any future economic downturn, the impact of continued or further inflation, disruption in the financial markets, and the availability of credit on acceptable terms; our ability to identify and select possible additional acquisition and disposition opportunities; the effects of disruption of our operations or excess supply of crude oil and natural gas and other effects of world health events, and the actions by certain crude oil and natural gas producing countries, including Russia; the ability of our customers to meet their obligations to us; our access to capital on acceptable terms; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; the presence or recoverability of estimated crude oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental, health, and safety regulation and regulations addressing climate change); environmental, health, and safety risks; seasonal weather conditions as well as severe weather and other natural events caused by climate change; lease stipulations; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; operational interruption of centralized crude oil and natural gas processing facilities; competition in the crude oil and natural gas industry; management’s ability to execute our plans to meet our goals; unforeseen difficulties encountered in operating in new geographic areas; our ability to attract and retain key members of our senior management and key technical employees; our ability to maintain effective internal controls; access to adequate gathering systems and pipeline take-away capacity; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for crude oil, natural gas, and NGL we produce, and to sell the crude oil, natural gas, and NGL at market prices; costs and other risks associated with perfecting title for mineral rights in some of our properties; pandemics and other public health epidemics; political conditions in or affecting other producing countries, including conflicts in or relating to the Middle East (including the current events related to the Israel-Palestine conflict), South America, and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing.
All forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus, or the applicable document incorporated by reference herein or therein, as applicable. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. You should consider carefully the statements under the heading “Risk Factors” herein, in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2023, in subsequent reports we have filed or will file with the SEC, and in the other documents incorporated by reference herein that describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-iv

SUMMARY
This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering and information about our business and financial data. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the caption “Risk Factors,” beginning on page S-4 of this prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.
OUR COMPANY
We are an independent exploration and production company focused on the acquisition, development, and production of crude oil and associated liquids-rich natural gas primarily in the Denver-Julesburg (DJ) Basin in Colorado and the Permian Basin (consisting of both the Midland and Delaware basins) in Texas and New Mexico. Our primary objective is to maximize stockholder returns by responsibly developing our crude oil and natural gas resources. To achieve this, we are guided by four foundational pillars that we believe add long-term, sustainable value. These pillars are: generate free cash flow, maintain a premier balance sheet, return free cash flow to stockholders, and demonstrate Environmental, Social, and Governance leadership.
OUR PRINCIPAL EXECUTIVE OFFICES
Civitas Resources, Inc. is a Delaware corporation. Our corporate offices are located at 555 17th Street, Suite 3700, Denver, Colorado 80202. Our phone number is (303) 293-9100. Our website address is www.civitasresources.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

THE OFFERING
The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.
Issuer
Civitas Resources, Inc.
Shares of Common Stock Offered By the Selling Stockholder
6,956,520 shares, or 7,999,998 shares if the underwriter exercises in full its option to purchase additional shares of common stock from the selling stockholder.
Option to Purchase Additional
Shares
The selling stockholder has granted the underwriter an option to purchase up to an additional 1,043,478 shares of our common stock within 30 days of the date of this prospectus supplement.
Use of Proceeds
The selling stockholder will receive all of the net proceeds from the sale of the shares of our common stock in this offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. See “Use of Proceeds.”
Dividend Policy
In May 2021, we announced the initiation of a quarterly base cash dividend on our common stock. In March 2022, our board of directors (our “Board”) approved the initiation of a quarterly variable cash dividend in addition to the aforementioned base dividend, equal to 50% of free cash flow after the base cash dividend for the preceding twelve-month period and pro forma for all acquisition and divestiture activity, assuming pro forma compliance with certain leverage targets. On May 2, 2024, our Board declared a cash dividend on our common stock in the amount of $1.50 per share. The dividend is payable on June 26, 2024 to stockholders of record as of the close of business on June 12, 2024. We cannot assure you, however, that we will pay dividends in the future in this amount or at all. The decision to pay any future dividends is solely within the discretion of, and subject to approval by, our Board. The Board’s determination with respect to any such dividends, including the record date, the payment date, and the actual amount of the dividend, will depend upon our profitability and financial condition, contractual restrictions, restrictions imposed by applicable law, and other factors that our Board deems relevant at the time of such determination. Additionally, covenants contained in the Company’s revolving credit facility (our “Revolving Credit Facility”) and the indentures governing our senior notes restrict the payment of cash dividends on our common stock. See “Dividend Policy.”
NYSE Symbol
CIVI
Risk Factors
An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4, as well as the other risks and uncertainties described in the documents that we file with the SEC that are incorporated herein by reference.
Transfer Agent
Broadridge Corporate Issuer Solutions, Inc.

All of the shares being sold by the selling stockholder are currently issued and outstanding. Unless otherwise indicated, in this prospectus supplement, the number of shares of common stock to be outstanding after this offering is based on 100,084,095 shares issued and outstanding as of March 31, 2024. This number:
•
excludes 1,118,064 shares of common stock issuable upon settlement of unvested time-based restricted stock units and time-based deferred stock units outstanding as of March 31, 2024 and 652,570 shares of common stock issuable upon settlement of unvested performance stock units outstanding as of March 31, 2024 (assuming target performance is achieved), in each case assuming satisfaction of applicable vesting conditions;

•
excludes 1,581,005 additional shares of common stock reserved for issuance under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan, the Civitas Resources, Inc. 2021 Long Term Incentive Plan, and the Extraction Oil & Gas, Inc. 2021 Long Term Incentive Plan (collectively, the “Incentive Plans”) as of March 31, 2024;

•
assumes no exercise of outstanding employee stock options pursuant to the Incentive Plans; and

•
excludes 5,104,085 shares of common stock reserved for issuance upon exercise of our outstanding warrants to purchase common stock (“Warrants”).

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in subsequent reports we have filed or will file with the SEC. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations, and cash flow could be seriously harmed. This could cause the trading price of our common stock offered hereby to decline, resulting in a loss of all or part of your investment.
Risks Related to this Offering and Ownership of Our Common Stock
We have experienced recent volatility in the market price and trading volume of our common stock and may continue to do so in the future.
The trading price of shares of our common stock has fluctuated widely and in the future may be subject to similar fluctuations. As an example, during the 2024 calendar year, the closing sales price of our common stock has ranged from a low of $60.98 per share to a high of $78.16 per share. The trading price of our common stock may be affected by a number of factors, including the volatility of crude oil, natural gas, and NGL prices, our operating results, changes in our earnings estimates, additions or departures of key personnel, our financial condition and liquidity, drilling activities, legislative and regulatory changes, general conditions in the crude oil and natural gas exploration and development industry, general economic conditions, and general conditions in the securities markets. In particular, a significant or extended decline in crude oil, natural gas, and NGL prices could have a material adverse effect on the sales price of our common stock. Other risks described in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein could also materially and adversely affect our share price.
Although our common stock is listed on the NYSE, we cannot assure you that an active public market will continue for our common stock or that we will be able to continue to meet the listing requirements of the NYSE. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us.
Our ability to pay dividends to our stockholders is restricted by applicable laws and regulations and requirements under certain of our debt agreements, including our Revolving Credit Facility and the indentures governing our senior notes.
Holders of our common stock are only entitled to receive such cash dividends as our Board, in its sole discretion, may declare out of funds legally available for such payments. In May 2021, we announced the initiation of a quarterly base cash dividend and, in March 2022, the Board approved the initiation of a quarterly variable cash dividend, assuming pro forma compliance with certain leverage targets. The decision to pay any future dividends is solely within the discretion of, and subject to approval by, our Board. Our Board’s determination with respect to any such dividends, including the record date, the payment date, and the actual amount of the dividend, will depend upon, among other things, our profitability and financial condition, contractual restrictions, restrictions imposed by applicable law, and other factors that our Board deems relevant at the time of such determination. We cannot assure you, however, that we will pay dividends in the future in the current amounts or at all. Our Board may change the timing and amount of any future dividend payments or eliminate the payment of future dividends to our common stockholders at its discretion, without notice to our stockholders. Our ability to declare and pay dividends to our stockholders is subject to certain laws, regulations, and policies, including minimum capital requirements and, as a

Delaware corporation, we are subject to certain restrictions on dividends under the Delaware General Corporation Law (the “DGCL”). Under the DGCL, our Board may not authorize payment of a dividend unless it is either paid out of our surplus, as calculated in accordance with the DGCL, or if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, our ability to pay cash dividends to our stockholders may be limited by covenants in any debt agreements that we are currently a party to, including our Revolving Credit Facility and the indentures governing our senior notes, or may enter into in the future. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate at any time, the payment of dividends on our common stock. If as a result, we are unable to pay dividends, investors may be forced to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Any change in the level of our dividends or the suspension of the payment thereof could have a material adverse effect on the market price of our common stock. See “Dividend Policy.”
The availability of shares for sale or other issuance in the future could reduce the market price of our common stock.
Our Board has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, or issue shares of preferred stock, which may be convertible into shares of common stock. In the future, we may issue securities to raise cash for acquisitions, as consideration in acquisitions, to pay down debt, to fund capital expenditures or general corporate expenses, in connection with the exercise of stock options or to satisfy our obligations under our incentive plans. We may also acquire interests in other companies by using a combination of cash, our preferred stock, and our common stock, or just our common stock. We may also issue securities, including our preferred stock, that are convertible into, exchangeable for, or that represent the right to receive, our common stock. The occurrence of any of these events or any issuance of common stock upon exercise of our outstanding Warrants may dilute your ownership interest in the Company, reduce our earnings per share, and have an adverse impact on the price of our common stock.
Our Certificate of Incorporation and our Bylaws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, even if such acquisition or merger may be in our stockholders’ best interests.
Our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) authorizes our Board to issue preferred stock without stockholder approval. If our Board elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our Certificate of Incorporation and our Seventh Amended and Restated Bylaws (our “Bylaws”) could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:
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advance notice provisions for stockholder proposals and nominations for elections to the Board to be acted upon at meetings of stockholders; and

•
limitations on the ability of our stockholders to call special meetings or act by written consent.

Delaware law prohibits us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns more than 15% of our stock cannot acquire us for a period of three years from the date such stockholder became an interested stockholder, unless various conditions are met, such as approval of the transaction by our Board.
We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.
Our governing documents authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations, and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.
The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our common stockholders or impose more stringent restrictions on our operations.
If we incur additional debt or raise equity through the issuance of preferred stock, the terms of the debt or the preferred stock issued may give the holders rights, preferences, and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.
There may be future sales or issuances of our common stock, including issuances in connection with our incentive plans, acquisitions or otherwise, which will dilute the ownership interests of stockholders and may adversely affect the market price of our common stock.
Our Certificate of Incorporation authorizes us to issue 225,000,000 shares of common stock, of which 100,084,095 shares were issued and outstanding as of March 31, 2024 (including the shares owned by the selling stockholder and offered hereby). Any shares of common stock that we may issue in the future, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities, may dilute the ownership interests of our stockholders. In addition, future issuances of common stock under the Incentive Plans or other equity incentive plans that we may adopt in the future, or in connection with an acquisition or otherwise, would also dilute the percentage ownership held by the investors who purchase shares of common stock in this offering. The market price of our common stock could decline as a result of sales or issuances of a large number of shares of our common stock or similar securities in the market after this offering or the perception that such sales or issuances could occur.
If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.
The market price for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market, and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
Our ability to use net operating loss carryforwards to offset future taxable income may be subject to certain limitations.
We have net operating loss (“NOL”) carryforwards that we may use to offset against taxable income for U.S. federal income tax purposes. As of December 31, 2023, we had an estimated NOL carryforward of approximately $2.1 billion for U.S. federal income tax purposes. In general, under Section 382 of the Code (as defined herein), a corporation that undergoes an “ownership change” can be subject to limitations on the use of its NOLs to offset future taxable income. We underwent an “ownership change” because of certain mergers and, as a result, the use of a portion of our existing NOL carryforwards is subject to limitation under Section 382 of the Code, which is generally determined by multiplying the value of our stock at the time of the ownership change by the applicable long-term tax-exempt rate as defined in Section 382 of the Code. Future changes in our stock ownership, some of which are outside of our control, could result in an additional ownership change under Section 382 of the Code. We do not expect this offering to result in an additional ownership change.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware and the federal district courts of the United States as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or other employees.
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum shall be the Court of Chancery of the State of Delaware for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, or agent of ours to us or to our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Certificate of Incorporation, or our Bylaws (or any action to interpret, apply, or enforce any provision thereof), or (iv) any action asserting a claim against us governed by the internal affairs doctrine, in each such case subject to said court of chancery having personal jurisdiction over the indispensable parties named as defendants therein.
Our exclusive forum provision is not intended to apply to claims arising under the Securities Act or the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the forum selection provision with respect to such claims, and in any event, our stockholders would not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have received notice of and consented to the foregoing forum selection provision. This provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, prospects, or results of operations.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder identified in this prospectus supplement. The selling stockholder will receive all of the net proceeds from the sale of these shares. See “Selling Stockholder.”
We have agreed to pay certain expenses incurred by the selling stockholder in connection with this offering, other than underwriting discounts and commissions. See “Underwriting” for additional information regarding underwriting compensation.

SELLING STOCKHOLDER
The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholder as of May 10, 2024 and immediately after the completion of this offering by the selling stockholder.
To our knowledge, the person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant, or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account, or similar arrangement, or (4) the automatic termination of a trust, discretionary account, or similar arrangement.
The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 100,084,095 shares of our common stock outstanding as of March 31, 2024, which includes 6,956,520 shares of common stock to be sold by the selling stockholder.
The underwriter has the option to purchase up to an additional 1,043,478 shares of our common stock from the selling stockholder as indicated below.
			Shares Offered Hereby		Shares Beneficially Owned After the Offering(1)
	Shares Beneficially Owned Prior to the Offering		Excluding Exercise of the Option to Purchase Additional Shares	Including Exercise of Option to Purchase Additional Shares	Excluding Exercise of the Option to Purchase Additional Share		Including Exercise of the Option to Purchase Additional Shares
	Number	%	Number	Number	Number	%	Number	%
Selling Stockholder:
CPPIB Crestone Peak Resources Canada Inc.(2)	16,480,721	16.5%	6,956,520	7,999,998	9,524,201	9.5%	8,480,723	8.5%

(1)
Assumes the selling stockholder does not acquire beneficial ownership of any additional shares of our common stock.

(2)
Canada Pension Plan Investment Board (“CPPIB”), which owns 100% of CPPIB Crestone Peak Resources Canada Inc. (“CP Canada”), may be deemed to beneficially own the shares of common stock. CP Canada directly owns the shares of common stock and CPPIB is an indirect beneficial owner of such common stock. CP Canada and CPPIB have shared voting power and shared dispositive power with respect to the shares of common stock.

DESCRIPTION OF CAPITAL STOCK
The summary of general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to our Certificate of Incorporation and our Bylaws (together, our “Charter Documents”), each of which is incorporated by reference herein. For additional information, please read our Charter Documents and the applicable provisions of the DGCL.
Authorized Capital Stock
We are authorized to issue up to 250,000,000 shares, of which (i) 225,000,000 have been designated common stock, par value $0.01 per share, and (ii) 25,000,000 have been designated preferred stock, par value $0.01 per share.
Common Stock
Shares Outstanding
As of March 31. 2024, 100,084,095 shares of common stock were issued and outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.
Voting Rights
The holders of shares of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that series of preferred stock the right to vote on certain matters. Each holder of shares of common stock is entitled to one vote per share.
Except with respect to the election of directors or as otherwise required by law or our Certificate of Incorporation, all questions submitted to a vote of our stockholders are decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business. Directors are elected (i) in an uncontested election, by a majority of the votes cast by holders of shares entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present and (ii) in a contested election, by a plurality of the votes cast by holders of shares entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. Stockholders are not entitled to cumulate their votes for the election of directors.
Dividend Rights
Subject to any prior rights of any preferred stock then outstanding, the holders of shares of common stock are entitled to receive dividends ratably out of funds legally available, when and if declared by our Board.
Liquidation Rights
Upon any liquidation, dissolution, or winding up of the Company, voluntary or involuntary, after the payment in full of all amounts to which the holders of shares of preferred stock shall be entitled and payment or provision for payment of our debts, the remaining assets of the Company to be distributed to the holders of the stock of the Company shall be distributed equally, on a per share basis, among the holders of the shares of common stock.
No Preemptive, Redemption, or Convertible Rights
The holders of common stock shall have no preemptive rights to subscribe to any or all additional issues of common stock or any securities of the Company convertible into common stock. The common stock is not redeemable nor convertible.
Listing
The common stock is currently listed on the NYSE under the symbol “CIVI.”

Anti-Takeover Provisions
Advance Notice Requirements for Director Nominations and Stockholder Proposals
Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary. Any such stockholder must be a stockholder of record at the time such notice is delivered to the corporate secretary, at the time of the record date of the annual meeting and at the time of the annual meeting, and must appear, or be represented by proxy, at the applicable annual meeting.
Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days, nor earlier than 150 days, prior to the first anniversary of the date of the Company’s proxy statement released to stockholders for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, such notice must be delivered to the corporate secretary not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such annual meeting is first made by us.
Our Bylaws also specify detailed requirements as to the form and content of a stockholder’s notice (including disclosure with respect to such stockholder and the nominee or proposed business, as applicable) and, in the case of nominations of candidates for election as directors, require a completed D&O questionnaire and nominee agreement from each such nominee. Any stockholder seeking to nominate candidates for election as directors must further deliver to us certain certifications and representations, as well as reasonable evidence that such stockholder has complied with the requirements of Rule 14a-19 of the Exchange Act not later than eight business prior to the annual meeting. Such proposed nominee may be required by us to deliver to us certain representations and agreements. We may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting of stockholders, require such stockholder or any proposed nominee to deliver to the corporate secretary, within five business days of any such request, such other information as may reasonably be requested by us, including (i) such other information as may be reasonably required by our Board, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Company, and (B) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company and (ii) such other information that our Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
A stockholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for the annual meeting of stockholders and as of the date that is ten business days prior to the annual meeting of stockholders or any adjournment, recess, rescheduling, or postponement thereof, and such update and supplement must be delivered to the corporate secretary not later than five business days after the record date for the annual meeting of stockholders in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the annual meeting of stockholders or any adjournment, recess, rescheduling, or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the annual meeting of stockholders or any adjournment, recess, rescheduling, or postponement thereof.
These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders and may delay, deter, or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.
Issuance of Preferred Stock
Our Board can at any time, under our Certificate of Incorporation, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of the Company through a merger, tender offer, proxy contest, or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of the Company from acquiring enough voting shares necessary to take control.
Anti-Takeover Provisions of the Delaware General Corporation Law
As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested stockholder, unless:
•
before the person became an interested stockholder, the board of directors approved either the transaction resulting in a person becoming an interested stockholder or the business combination;

•
upon consummating the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or

•
on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and at an annual or special meeting of stockholders by the affirmative vote of at least 66 2∕3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DIVIDEND POLICY
In May 2021, we announced the initiation of a quarterly base cash dividend on our common stock. In March 2022, our Board approved the initiation of a quarterly variable cash dividend in addition to the aforementioned base dividend, equal to 50% of free cash flow after the base cash dividend for the preceding twelve-month period and pro forma for all acquisition and divestiture activity, assuming pro forma compliance with certain leverage targets. On May 2, 2024, our Board declared a cash dividend on our common stock in the amount of $1.50 per share. The dividend is payable on June 26, 2024 to stockholders of record as of the close of business on June 12, 2024. We cannot assure you, however, that we will pay dividends in the future in this amount or at all. The decision to pay any future dividends is solely within the discretion of, and subject to approval by, our Board. The Board’s determination with respect to any such dividends, including the record date, the payment date, and the actual amount of the dividend, will depend upon our profitability and financial condition, contractual restrictions, restrictions imposed by applicable law, and other factors that our Board deems relevant at the time of such determination. Additionally, covenants contained in our Revolving Credit Facility and the indentures governing our senior notes restrict the payment of cash dividends on our common stock.
The ability of our Board to declare a dividend is also subject to limits imposed by the DGCL. Under the DGCL, our Board may declare dividends only to the extent of our “surplus,” which is defined as total assets at fair market value minus total liabilities, minus statutory capital, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. See “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock — Our ability to pay dividends to our stockholders is restricted by applicable laws and regulations and requirements under certain of our debt agreements, including our Revolving Credit Facility and the indentures governing our senior notes.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of material U.S. federal income tax considerations related to the acquisition, ownership, and disposition of our common stock by non-U.S. holders, as defined below, acquired pursuant to this offering. This discussion assumes that a holder will hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, (ii) state, local, or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, brokers, dealers or traders in securities, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements), “qualified foreign person funds” as defined in Section 897(1)(2) of the Code (or any entities all of the interest of which are held by a qualified foreign person fund), pension plans, persons having a “functional currency” other than the U.S. dollar, corporations that accumulate earnings to avoid U.S. federal income tax, taxpayers required to accelerate the recognition of any item of gross income as a result of such income being reported on an applicable financial statement, taxpayers subject to the base erosion and anti-abuse tax, or U.S. expatriates and former long-term residents of the United States, (iv) the special tax rules that may apply to investors that acquire, hold, or dispose of our common stock as part of a straddle, hedge, constructive sale, conversion, or other integrated or risk reduction transaction, or (v) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income under section 1411 of the Code.
This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.
The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it of the acquisition, ownership, and disposition of our common stock.
THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AND ANY APPLICABLE INCOME TAX TREATY.
Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither an entity treated as a partnership for U.S. federal income tax purposes nor any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions on Common Stock
If we pay cash or distribute property to holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “— Sale or Other Taxable Disposition” below.
Subject to the withholding requirements under FATCA (as defined and discussed below), dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a United States person and is eligible for the benefits of the applicable income tax treaty or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.
A non-U.S. holder eligible for a reduced rate of withholding of United States federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a United States person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing the applicable withholding agent with a duly completed and executed IRS Form W-8ECI (or any successor form thereof) certifying eligibility for exemption).
Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Sale or Other Taxable Disposition
Subject to the summary below regarding backup withholding and FATCA (as defined and discussed below), any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax, unless:

(i)
the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

(ii)
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

(iii)
we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock.

Any gain recognized by a non-U.S. holder that is described in clause (i) above or, subject to the exemption described with respect to clause (iii) below, clause (iii) above generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a United States person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
An individual non-U.S. holder that is described in clause (ii) above generally will be subject to a flat 30% tax (or a lower applicable income tax treaty rate) on the U.S. source capital gain derived from the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses during the taxable year of the disposition.
With respect to clause (iii) above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Based on the nature of our business and the assets that we own, we expect that we currently are (and will continue to be) a USRPHC. Assuming we are a USRPHC, subject to the next sentence, a non-U.S. holder generally will be taxed on gain recognized on the sale or other taxable disposition of our common stock in the same manner as if such non-U.S. holder were a United States person, and a 15% withholding tax would apply to the gross proceeds from the sale or other taxable disposition of our common stock (including a distribution treated as a return of capital, as described under “— Distributions on Common Stock” above). A non-U.S. holder generally will not be subject to U.S. net federal income tax as a result of our being a USRPHC upon the sale or other taxable disposition of our common stock as long as our common stock is “regularly traded on an established securities market” (within the meaning of the Treasury regulations) and such non-U.S. holder holds 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Our common stock is currently listed on the NYSE and, although no assurance can be given, we expect that, for as long as our common stock continues to be so listed, the common stock will be treated as regularly traded on an established securities market.
Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty, in their particular circumstances.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends paid to such holder on our common stock, the tax, if any, withheld with respect to those dividends, and such holder’s name and address. Copies of the information returns reporting those dividends and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and, in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a United States person.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax on reportable payments with respect to our common stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or any successor form of the foregoing) or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a United States person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.
FATCA
Sections 1471 through 1474 of the Code and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends such as dividends, if any, paid on our common stock made to (i) “foreign financial institutions” (as defined in the Code and including, in some cases, when such foreign financial institution is acting as an intermediary) unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain “non-financial foreign entities” (as defined in the Code and including, in some cases, when such non-financial foreign entity is acting as an intermediary) unless they certify certain information regarding their direct and indirect U.S. owners. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from the disposition of assets such as our common stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions on them based on their particular circumstances.
THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. INVESTORS CONSIDERING THE ACQUISITION OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND INCOME TAX TREATIES.

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder, and the underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.	6,956,520
Total	6,956,520
The underwriter is committed to purchase all the share of common stock offered by the selling stockholder if it purchases any shares, other than the additional shares covered by the option described below unless and until such option is exercised.
The underwriter has agreed to purchase the shares of our common stock from the selling stockholder at a price of $73.22 per share, which will result in approximately $509.4 million of proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions, in a combination of such methods of sale, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The difference between the price at which the underwriter purchases shares and the price at which the underwriter sells such shares of common stock may also be deemed underwriting compensation. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agent or to whom they may sell as principal.
Offering Expenses
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $850,000.
Option to Purchase Additional Shares
The underwriter has an option to buy up to an additional 1,043,478 shares of common stock from the selling stockholder at a price of $73.22 per share to cover sales of shares by the underwriter which exceed the number of shares specified above. The underwriter has 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.
No Sales of Similar Securities
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition, or filing, or (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash, or otherwise), in each case without the prior written consent of BofA Securities, Inc., for a period of 45 days after the date of this prospectus supplement.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan (A) in effect as of the closing of this offering and described in this prospectus supplement or (B) submitted for approval of our stockholders and described in the definitive proxy statement for our 2024 Annual Meeting of Stockholders; (iii) filing of a registration statement on Form S-4 or other appropriate form with respect to the issuance by the Company of shares of common stock in connection with future business combinations or acquisitions and the entering into of an acquisition agreement or other offer or contract to sell with respect thereto; provided that any issuance of such shares of common stock takes place 45 days or more after the date of this prospectus supplement; (iv) the issuance of up to 10% of the outstanding shares of our common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our common stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriter; (v) the filing of (A) any registration statement on Form S-3 pursuant to any registration rights agreement entered into in connection with a transaction permitted by clause (iv) above, or (B) the filing of any prospectus supplement in connection with the foregoing clause (A), in each case solely with respect to sales by selling stockholders thereunder; and (vi) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers and the selling stockholder (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 45 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of BofA Securities, Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including common stock or such other securities to which such lock-up parties have beneficial ownership in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap, or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash, or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap, or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by the lock-up party or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities (other than through transactions concerning a broad-based index or basket of securities that do not involve lock-up securities with respect to which such person has beneficial ownership within the rules and regulations of the SEC as of the closing of this offering), whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriter and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers or other disposals of lock-up securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) upon death or by will or intestacy, including to any beneficiary of, estate of a beneficiary, or member of the immediate family member of, the lock-up party pursuant to a trust, will, other testamentary document or applicable laws of descent, (iii) to any corporation, partnership, limited liability company, or trust for the direct or indirect benefit of the lock-up party or any immediate family member, or, if the lock-up party is a trust or other estate planning vehicle, to a trustor or beneficiary of the trust or other estate planning vehicle or to the estate of a beneficiary of such trust or other estate planning vehicle in a transaction not including a disposition for value, (iv) to a partnership, limited liability company, or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust, or other business entity, (A) to another corporation, partnership, limited liability company, trust, or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity directly or indirectly controlling, controlled by, managing, or managed by or under common control with the lock-up party or its affiliates (including where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution, transfer, or disposition without consideration by the lock-up party to its stockholders, partners, members, managers, limited partners, subsidiaries, affiliates, or other equity holders (or in each case, its nominee or custodian), (vii) pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up party or by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, or separation agreement or other final court order, (viii) to us (A) pursuant to agreements under which we have the option to repurchase such shares, or (B) upon death, disability, or termination of employment or other service relationship with us of such employee, (ix) to us in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants, or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercises), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants, or rights, provided that any such common stock received upon such exercise, vesting, or settlement shall be subject to the restrictions in the immediately preceding paragraph, and provided further that any such restricted stock units, options, warrants, or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan described in this prospectus supplement, the accompanying prospectus, or the registration statement of which the accompanying prospectus forms a part, or (x) pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar transaction approved by our Board and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities remain subject to the restrictions in the immediately preceding paragraph, provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), and (vii), such transfer does not involve a disposition for value and each donee, devisee, transferee, or distributee executes and delivers to BofA Securities, Inc. a lock-up letter with restrictions similar to those in the immediately preceding paragraph, except in the case of clause (vii) where a court or regulatory agency of competent jurisdiction requires such transfer or distribution to be made without such restriction, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement is required or made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period), and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) such transfer is conditioned on the requirement that no public filing, report or announcement is voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report, or announcement reporting a reduction in beneficial ownership of our common stock in connection with such transfer or distribution is legally required during the restricted period, such filing, report, or announcement clearly indicates in the footnotes thereto the nature and conditions of such transfer; (b) exercise of outstanding options, settlement of restricted stock units or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, the accompanying prospectus, or the registration statement of which the accompanying prospectus forms a part, provided that any lock-up securities received upon such exercise, vesting, or settlement would be subject to restrictions in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions in the immediately preceding paragraph; (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act for the transfer of lock-up securities, provided that such plans do not provide for the transfer of lock-up securities during the restricted period and no filing by any party under the Exchange Act or other public announcement is required or made voluntarily in connection with such trading plan; (e) the sale of up to an aggregate of $1.0 million of lock-up securities by our executive officers; and (f) the sale of securities pursuant to the terms of the underwriting agreement.
BofA Securities, Inc., in its sole discretion, may release the securities subject to any of the lock-up agreements described above, in whole or in part, at any time. To the extent any lock-up party is released or otherwise granted a waiver or modification of its lock-up agreement, each other lock-up party will be granted the same release, waiver, or modification with respect to its lock-up agreement.
Indemnification
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
New York Stock Exchange Listing
Our common stock is listed on the NYSE under the symbol “CIVI”.
Price Stabilization; Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.
In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution
In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, on October 3, 2023, an affiliate of BofA Securities, Inc., along with other lenders thereto, entered into a debt commitment letter with the Company providing for a 364-day bridge loan facility in an aggregate principal amount of up to $1.0 billion. Additionally, an affiliate of BofA Securities, Inc. is a lender under our Revolving Credit Facility.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each member state of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, BofA Securities, Inc. is not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus supplement in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.
at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, BofA Securities, Inc. is not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial

Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations, and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
a.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.
where no consideration is or will be given for the transfer;

c.
where the transfer is by operation of law; or

d.
as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the securities are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the securities offered in this offering and certain other legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain matters in connection with this offering will be passed upon for the selling stockholder by Latham & Watkins LLP, Houston, Texas. Certain matters in connection with this offering will be passed upon for the underwriter by Vinson & Elkins L.L.P., Houston, Texas.
EXPERTS
The financial statements of Civitas Resources, Inc. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, and the effectiveness of internal control over financial reporting as of December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Hibernia Energy III, LLC at December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement and in the registration statement of which the accompanying prospectus forms a part of by reference to Civitas Resources, Inc.’s Current Report on Form 8-K/A dated September 29, 2023, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein, and incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Tap Rock AcquisitionCo, LLC at December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement and in the registration statement, of which the accompanying prospectus forms a part of by reference to Civitas Resources, Inc.’s Current Report on Form 8-K/A dated September 29, 2023, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein, and incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Tap Rock Resources II, LLC at December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement and in the registration statement, of which the accompanying prospectus forms a part of by reference to Civitas Resources, Inc.’s Current Report on Form 8-K/A dated September 29, 2023, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein, and incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Vencer Energy, LLC as of December 31, 2023 and 2022 and for each of the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The historical information relating to our natural gas, oil, and natural gas liquids reserves and related future net cash flows and present values thereof related to our properties as of December 31, 2023 incorporated by reference in this prospectus supplement, including all statistics and data, was derived from reserve reports prepared by Civitas’ independent reserve engineers, Ryder Scott Company, L.P., as of December 31, 2023. Civitas has incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements, and other information with the SEC. Such periodic reports, proxy statements, and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.civitasresources.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement until all of the shares of common stock offered hereby have been sold or the offering is otherwise terminated (in each case, other than portions of those documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) otherwise deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

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our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders filed with the SEC on April 23, 2024 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 2, 2024;

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our Current Reports on Form 8-K filed with the SEC on each of January 2, 2024, January 2, 2024, and March 15, 2024, and on Form 8-K/A filed with the SEC on September 29, 2023 and March 15, 2024; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 28, 2017, including any amendments or reports filed for the purpose of updating such description, including the description filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Civitas Resources, Inc.
Attention: Senior Vice President, General Counsel and Assistant Corporate Secretary
555 17th Street, Suite 3700
Denver, Colorado 80202
(303) 293-9100
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS
CIVITAS RESOURCES, INC.
34,137,492 Shares of Common Stock

This prospectus relates to the offering and resale by the Selling Stockholders identified herein (the “Selling Stockholders”) of up to 34,137,492 shares (the “Offered Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Civitas Resources, Inc. (“Civitas,” the “Company,” “we,” “our” or “us”) from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Civitas is not selling any shares of Common Stock under this prospectus, and Civitas will not receive any of the proceeds from the sales of the Offered Shares, but will incur expenses in connection with any offering. See “Selling Stockholders” and “Plan of Distribution” for more information.
The Selling Stockholders may offer and sell the Offered Shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The price at which the Selling Stockholders may sell the Offered Shares will be determined by the prevailing market for the Offered Shares or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of the Offered Shares. Civitas’ registration of the Offered Shares does not mean that the Selling Stockholders will offer or sell any shares of Common Stock.
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “CIVI.” On March 16, 2022, the last reported sale price of our Common Stock on the NYSE was $56.00.
Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” on page 2 of this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our Common Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 21, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we are filing with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, using this prospectus and, if required, one or more prospectus supplements, the Selling Stockholders may, from time to time, offer and sell the Common Stock described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the Common Stock that the Selling Stockholders may offer. Each time a Selling Stockholder sells Offered Shares, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. Prospectus supplements also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or any related free writing prospectus that we prepare or authorize, you should rely on the information in the prospectus supplement or related free writing prospectus. You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We and the Selling Stockholders have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC on a regular basis.
The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. We make available, free of charge, on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such information with, or furnish such information to, the SEC. You may access these documents on our website at https://civitasresources.com. Information contained on our website is not deemed part of this prospectus, other than the documents we have filed with the SEC that are expressly incorporated by reference into this prospectus.
Civitas has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may obtain a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), after the date of this prospectus and prior to the termination of this offering. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein shall be automatically deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 9, 2022;

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the portions of our Proxy Statement on Schedule 14A, that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

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our Current Reports on Form 8-K filed with the SEC on January 25, 2022, February 1, 2022, March 2, 2022 and March 21, 2022, in each case, excluding Items 2.01 or 7.01;

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the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on April 28, 2017, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

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the audited consolidated balance sheets of HighPoint Resources Corporation as of December 31, 2020 and 2019 and the audited consolidated statements of operations, statements of cash flows and statements of changes in equity of HighPoint for the years ended December 31, 2020, 2019 and 2018, and the notes related thereto, are incorporated by reference to HighPoint’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020, filed as Exhibit 99.1 to Bonanza Creek Energy Inc.’s Current Report on Form 8-K on March 1, 2021;

•
the audited consolidated statements of operations, statements of cash flows, and statements of changes in stockholders’ equity (deficit) and noncontrolling interest of Extraction Oil & Gas, Inc. for the years ended December 31, 2020 and 2019 and the notes related thereto, are incorporated by reference from our Current Report on Form 8-K filed on March 21, 2022; and

•
the audited consolidated financial statements of CPPIB Crestone Peak Resources America Inc. as of December 31, 2020 and 2019 and for the two years then ended, are incorporated by reference to Annex K of the Registrant’s registration statement on Form S-4 filed on July 14, 2021, as amended.

Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:
Civitas Resources, Inc.
Attention: General Counsel
555 17th Street, Suite 3700
Denver, Colorado 80202
Phone: (303) 293-9100
ir@civiresources.com

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “plan,” “will,” and similar expressions are intended to identify estimates and forward-looking statements, although not all estimates and forward-looking statements contain such identifying words. Our estimates and forward-looking statements are based on our management’s current belief, based on currently available information, as to the outcome and timing of future events, which affect or may affect our businesses and operations.
Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus and in the documents incorporated by reference herein, or contained in any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference therein, include statements related to, among other things:
•
our business strategies;

•
reserves estimates;

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estimated sales volumes;

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the amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses;

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our ability to modify future capital expenditures;

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anticipated costs;

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compliance with debt covenants;

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our ability to fund and satisfy obligations related to ongoing operations;

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compliance with government regulations, including environmental, health, and safety regulations and liabilities thereunder;

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the adequacy of gathering systems and continuous improvement of such gathering systems;

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the impact from the lack of available gathering systems and processing facilities in certain areas;

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the impact of any pandemic or other public health epidemic, including the ongoing COVID-19 pandemic;

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oil, natural gas, and natural gas liquid prices and factors affecting the volatility of such prices;

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the impact of lower commodity prices;

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sufficiency of impairments;

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the ability to use derivative instruments to manage commodity price risk and ability to use such instruments in the future;

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our drilling inventory and drilling intentions;

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the impact of potentially disruptive technologies;

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our estimated revenue gains and losses;

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the timing and success of specific projects;

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our implementation of standard and long reach laterals;

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our intention to continue to optimize enhanced completion techniques and well design changes;

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stated working interest percentages;

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our management and technical team;

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outcomes and effects of litigation, claims and disputes;

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primary sources of future production growth;

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our ability to replace oil and natural gas reserves;

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our ability to convert proved undeveloped reserves to producing properties within five years of their initial proved booking;

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our ability to pay future cash dividends on our common stock;

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the impact of the loss a single customer or any purchaser of our products;

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the timing and ability to meet certain volume commitments related to purchase and transportation agreements;

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the impact of customary royalty interests, overriding royalty interests, obligations incident to operating agreements, liens for current taxes, and other industry-related constraints;

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our anticipated financial position, including our cash flow and liquidity;

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the adequacy of our insurance;

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the results, effects, benefits and synergies of the Mergers (as defined below), future opportunities for the combined companies, other plans and expectations with respect to the mergers, and the anticipated impact of the mergers on the combined company’s results of operations, financial position, growth opportunities, and competitive position; and

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other statements concerning our anticipated operations, economic performance, and financial condition.

We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.
Factors that could cause actual results to differ materially include, but are not limited to, the following:
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the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein;

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declines or volatility in the prices we receive for our oil, natural gas, and natural gas liquids;

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general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

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the effects of disruption of our operations or excess supply of oil and natural gas due to world health events, including the COVID-19 pandemic, and the actions by certain oil and natural gas producing countries;

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the scope, duration and severity of the COVID-19 pandemic, including any recurrence, as well as the timing and extent of the economic recovery following the pandemic;

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ability of our customers to meet their obligations to us;

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our access to capital;

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our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

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the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs;

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uncertainties associated with estimates of proved oil and gas reserves;

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the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation);

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environmental risks;

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seasonal weather conditions;

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lease stipulations;

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drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques;

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our ability to acquire adequate supplies of water for drilling and completion operations;

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availability of oilfield equipment, services, and personnel;

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exploration and development risks;

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operational interruption of centralized oil and natural gas processing facilities;

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competition in the oil and natural gas industry;

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management’s ability to execute our plans to meet our goals;

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our ability to attract and retain key members of our senior management and key technical employees;

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our ability to maintain effective internal controls;

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access to adequate gathering systems and pipeline take-away capacity;

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our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices;

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costs and other risks associated with perfecting title for mineral rights in some of our properties;

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political conditions in or affecting the other producing countries, including conflicts in or relating to the Middle East, South America, and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and

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other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations, or pricing.

Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.
All forward-looking statements and estimates speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or revise any estimate and/or forward-looking statement because of new information, future events or other factors. Although we believe that our plans, intentions, and expectations reflected in or suggested by the estimates and forward-looking statements are based upon reasonable assumptions, we can give no assurance that these plans, intentions, or expectations will be achieved because they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect. We disclose other important factors that could cause our actual results to differ materially from our expectations under Part I, Item 1A., “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including “Risk Factors” beginning on page 2, “Cautionary Statement Regarding Forward-Looking Statements” beginning on page vi and the documents incorporated by reference, which are described under “Information Incorporated by Reference” beginning on page iv, before making an investment decision.
Our Business
We are an independent Denver-based exploration and production company focused on the acquisition, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region, primarily in the Wattenberg Field of the DJ Basin of Colorado. We believe our acreage in the DJ Basin has been significantly delineated by our own drilling success and by the success of offset operators, providing confidence that our inventory is repeatable and will continue to generate economic returns. The majority of our revenues are generated through the sale of oil, natural gas, and natural gas liquids production.
The Company’s primary objective is to maximize shareholder returns by responsibly developing our oil and natural gas resources. Key aspects of our strategy include multi-well pad development across our leasehold, continuous safety improvement, strict adherence to health and safety regulations, environmental stewardship, disciplined approach to acquisitions and divestitures and capital allocation, and prudent risk management.
Company Information
We were incorporated under the laws of the State of Delaware on December 2, 2010. Our principal executive offices are located at 555 17th Street, Suite 3700, Denver, Colorado 80202. The telephone number principal executive offices is (303) 293-9100. Our website address is https://civitasresources.com/. Information on our website does not constitute part of this prospectus.
The Offering
This prospectus relates to the possible resale of up to 34,137,492 shares of Common Stock, which were issued by us to certain direct and indirect equityholders of (i) Extraction Oil & Gas, Inc., a Delaware corporation (“Extraction”), as consideration in connection with our combination with Extraction (the “Extraction Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of May 9, 2021, by and among us, Raptor Eagle Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary, and Extraction (the “Extraction Merger Agreement”), and (ii) CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“Crestone Peak”), as consideration in connection with the acquisition of Crestone Peak (the “Crestone Peak Merger” and together with the Extraction Merger, the “Mergers”), pursuant to that certain Agreement and Plan of Merger, dated as of June 6, 2021, by and among us, Raptor Condor Merger Sub 1, Inc., a Delaware corporation and our wholly owned subsidiary, Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company and our wholly owned subsidiary, Crestone Peak Resources LP, Crestone Peak, Crestone Peak Resources Management LP and Extraction (the “Crestone Merger Agreement”).
In connection with the Mergers, we entered into certain registration rights agreements (the “Registration Rights Agreements”) with certain direct and indirect equity holders (the “Holders”) of Extraction and Crestone Peak identified herein. See “Selling Stockholders.” Pursuant to the terms of the Registration Rights Agreements, among other things and subject to certain restrictions, we are required to file with the SEC a registration statement on Form S-3 to register the resale of certain of the shares of Common Stock issued pursuant to the Mergers.
The Selling Stockholders will determine when and how they sell the shares of Common Stock offered in this prospectus, as described in “Plan of Distribution.” See “Selling Stockholders” for additional information concerning the Acquisition and the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares of Common Stock being offered pursuant to this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus or that may be included in any applicable prospectus supplement, before making a decision to invest in our securities.
Each of the referenced risks and uncertainties could adversely affect our business, cash flows, operating results and financial condition, as well as the value of an investment in our securities. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are not presently known to us or that we currently believe are immaterial may adversely affect or otherwise materially harm our business, operating results and financial condition and the value of an investment in our securities, and could result in a complete loss of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Offered Shares by the Selling Stockholders. All shares of Common Stock offered by this prospectus are being registered for the account of the Selling Stockholders.

SELLING STOCKHOLDERS
References to the “Selling Stockholders” in this prospectus mean the individuals and the entities listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Offered Shares as a result of a transfer not involving a public sale.
This prospectus relates to the possible resale by the Selling Stockholders of up to 34,137,492 shares of our Common Stock, which we issued as consideration for the Mergers. Upon consummation of each of the Mergers, we entered into the Registration Rights Agreements. The registration statement of which this prospectus is a part is being filed at the request of the Selling Stockholders pursuant to the Registration Rights Agreements. Under the Registration Rights Agreements, among other things, subject to certain requirements and exceptions, we are required to file with the SEC upon request a “shelf” registration statement on Form S-3 under the Securities Act to permit the resale of the Registrable Securities (as defined in the Registration Rights Agreements) from time to time as permitted by Rule 415 under the Securities Act (or any similar provision adopted by the SEC then in effect), and to use our commercially reasonable efforts to cause the registration statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the registration statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of the Registration Rights Agreements. Furthermore, under the Registration Rights Agreements, the Holders have certain demand rights and piggyback registration rights with respect to certain other underwritten offerings conducted by us for our own account or other stockholders of ours. The Registration Rights Agreements contain customary indemnification and contribution obligations of ours for the benefit of the Holders and vice versa, subject to certain qualifications and exceptions.
The Selling Stockholders may offer the shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Information about the Selling Stockholders may change over time. As used in this prospectus, “Selling Stockholders” includes the donees, transferees, assignees, successors, heirs, executors, administrators, legal representatives, pledgees and others who may later hold the Selling Stockholder’s interests.
We do not know when or in what amounts the Selling Stockholders may offer shares for sale, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Offered Shares. Because the Selling Stockholders may offer all, some or none of the shares pursuant to this offering, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided.
The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the number of shares of Common Stock that each Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock owned by each Selling Stockholders before and after the offering. Solely for purposes of the table below, we have assumed that the Selling Stockholders will sell all of the Offered Shares and will make no other purchases or sales of Common Stock.
Name	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(1)
	Number of Shares	Percentage of Outstanding Shares(2)		Number of Shares	Percentage of Outstanding Shares
Anthony G. Buchanon	104,146	*	104,146	—	—
Barry Turcotte	23,352	*	23,352	—	—
Benita Warmbold	19,927	*	19,927	—	—
BROE CR Investor, LLC(3)	792,236	*	757,287	34,949	*
Chad Mulliniks	4,670	*	4,670	—	—

Name	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(1)
	Number of Shares	Percentage of Outstanding Shares(2)		Number of Shares	Percentage of Outstanding Shares
CPPIB Crestone Peak Resources Canada Inc.(4)	21,422,919	25.2%	21,398,753	24,166	*
Emily Anne Miller	9,341	*	9,341	—	—
James Moore Trimble(5)	30,317	*	25,246	5,071	*
Jan C Wilson	841	*	841	—	—
Jason Charles Oates	4,670	*	4,670	—	—
John A. Crum	24,633	*	24,633	—	—
Kimmeridge Chelsea, LLC(6)	11,644,497	13.7%	11,644,497	—	—
Klair John Schmidt	11,676	*	11,676	—	—
Kristen L. Busang	7,006	*	7,006	—	—
Matthew J. Purchase	7,006	*	7,006	—	—
Robert F. Heinemann	523	*	523	—	—
Roger Huang	79,128	*	79,128	—	—
Ross Ohlmeier	5,450	*	5,450	—	—
Sean Travis Austin	4,670	*	4,670	—	—
Shea Anne Starr Kauffman	4,670	*	4,670	—	—

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

(2)
Based on 84,941,558 shares of Common Stock outstanding as of March 16, 2022.

(3)
The 757,287shares of Common Stock being offered with respect to Broe CR Investor, LLC (“BROE”) are beneficially owned by Patrick Broe, Carl Peterson and Greg Gallagher by virtue of their membership interests in BROE. An additional 34,949 shares are beneficially owned by Patrick Broe.

(4)
Canada Pension Plan Investment Board (“CPPIB”), which owns 100% of CPPIB Crestone Peak Resources Canada Inc. (“CP Canada”), may be deemed to beneficially own the shares of Common Stock. CP Canada directly owns the 21,422,919 shares of Common Stock offered hereby and CPPIB is an indirect beneficial owner of such Common Stock. CP Canada and CPPIB have shared voting power and shared dispositive power with respect to the reported shares offered hereby. CPPIB may also be deemed to beneficially own an additional 24,166 shares of Common Stock through another wholly-owned subsidiary, which 24,166 shares are not being offered hereby.

(5)
This Selling Stockholder beneficially owns shares of Common Stock granted pursuant to the Company’s Independent Director Compensation policy and the Company’s 2021 Long Term Incentive Plan, which shares are not being registered hereby.

(6)
Benjamin Dell, Neil McMahon, Henry Makansi, Noam Lockshin and Alex Inkster have shared voting and investment control over the securities held by Kimmeridge Chelsea, LLC by virtue of serving as the managing members of KEMC Fund V GP, LLC, the general partner of each of the members of Kimmeridge Chelsea, LLC. The business address of Kimmeridge Chelsea, LLC is Kimmeridge Energy Management Company, LLC, 412 West 15th Street, 11th Floor, New York, NY 10011.

PLAN OF DISTRIBUTION
The Offered Shares are being registered to permit the Selling Stockholders (which as used herein means the individuals and entities listed in the table included herein under “Selling Stockholders” and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Offered Shares as a result of a transfer not involving a public sale) to offer and sell the Offered Shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
We will not receive any of the proceeds from the offering by the Selling Stockholders of the Offered Shares. However, pursuant to the Registration Rights Agreements, Civitas will pay the Registration Expenses (as defined therein) associated with the registration and sale of the Offered Shares by the Selling Stockholders. The Selling Stockholders will pay, on a pro rata basis, any Selling Expenses (as defined in the Registration Rights Agreement), which include underwriting fees, discounts and selling commissions.
The Selling Stockholders may use any one or more of the following methods when disposing of the Offered Shares or interests therein:
•
on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the Common Stock may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
one or more underwritten offerings;

•
block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales, whether through a broker-dealer or themselves;

•
through distributions by any selling stockholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•
in any combination of the above or by any other legally available means available to and requested by the Selling Stockholders.

A Selling Shareholder may, from time to time, pledge or grant a security interest in some of the shares of Common Stock owned by it and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgees, transferees or other successors-in-interest as Selling Stockholders under this prospectus. In connection with the sale of shares of Common Stock or interests therein, a Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of Common Stock in the course of hedging the positions they assume. A Selling Shareholder may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of Common Stock to broker-dealers that in turn may sell these securities. A Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the Offered Shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Shareholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders also may resell a portion of the Offered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may constitute underwriting discounts and commissions under the Securities Act. If the Selling Stockholders are “underwriters” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with EQT and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the shares of Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable discounts, commissions, concessions or other compensation with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the shares of Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option(s), if any. In addition, these persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Kirkland & Ellis, LLP, Houston, Texas. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Kirkland & Ellis, LLP, Houston, Texas, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Civitas Resources, Inc. (f/k/a Bonanza Creek Energy, Inc.) incorporated by reference in this prospectus, and the effectiveness of Civitas Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The financial statements of HighPoint Resources Corporation (“HighPoint”) as of December 30, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus by reference to HighPoint’s Annual Report on Form 10-K for the year ended December 31, 2020, filed as Exhibit 99.1 to Civitas Resources Inc.’s (f/k/a Bonanza Creek Energy, Inc.) Current Report on Form 8-K, dated March 1, 2021, have been audited by Deloitte & Touche LLP, Independent Auditors, as stated in their report which expresses an unqualified opinion and includes an explanatory paragraph regarding the existence of substantial doubt about HighPoint’s ability to continue as a going concern as discussed in Note 2. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The financial statements of Extraction Oil & Gas, Inc. for each of the two years in the period ended December 31, 2020 incorporated in this Prospectus by reference to Civitas Resources, Inc.’s Current Report on Form 8-K dated March 21, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of CPPIB Crestone Peak Resources America Inc. (“Crestone”) as of December 30, 2020 and 2019, and for each of the years then ended, incorporated by reference in this Prospectus by reference to Annex K of the registration statement on Form S-4 of Civitas Resources, Inc. (f/k/a Bonanza Creek Energy, Inc.) filed on July 14, 2021 have been audited by Deloitte & Touche LLP, Independent Auditors, as stated in their report which expresses an unqualified opinion and includes (1) an other-matter paragraph stating that Crestone’s financial statements for the year ended December 31, 2018 were not audited, reviewed or compiled by us, and accordingly we do not express an opinion or any form of assurance on them, and (2) a disclaimer of opinion on the supplemental oil and gas information included in Note 22. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The information incorporated herein by reference relating to the Company’s estimates of proved reserves attributable to certain interests of Bonanza Creek as of December 31, 2021 and related information included or incorporated by reference herein have been prepared based on reports by Ryder Scott Company, L.P., independent consulting petroleum engineers, and all such information has been so incorporated in reliance on the authority of such experts in such matters.
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6,956,520 Shares
Civitas Resources, Inc.
Common Stock
P R O S P E C T U S   S U P P L E M E N T
BofA Securities
May 15, 2024